Exhibit 4.1

EXECUTION VERSION

POPULAR, INC.

AND

THE BANK OF NEW YORK MELLON

Trustee

TENTH SUPPLEMENTAL INDENTURE

Dated as of March 13, 2023

To Indenture dated as of February 15, 1995

between

POPULAR, INC.

and

THE BANK OF NEW YORK MELLON

Trustee

7.25% Senior Notes due 2028

i

TENTH SUPPLEMENTAL INDENTURE, dated as of March 13, 2023 (the “Tenth Supplemental Indenture”), between POPULAR, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company”), and The Bank of New York Mellon, a New York corporation, as trustee (the “Trustee”) to the senior indenture, dated as of February 15, 1995 (the “Original Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 8, 1997, the Second Supplemental Indenture, dated as of August 5, 1999, the Third Supplemental Indenture, dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, the Eighth Supplemental Indenture, dated as of July 1, 2014, and the Ninth Supplemental Indenture, dated as of September 14, 2018 (collectively, with the Original Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(7) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “7.25% Senior Notes due 2028” (the “Notes”) under the Indenture;

WHEREAS, the board of directors of the Company has duly authorized the execution and delivery of this Tenth Supplemental Indenture;

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Tenth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Tenth Supplemental Indenture have the following respective meanings:

“Authorized Officers” has the meaning set forth in Section 3.08.

“Company” has the meaning set forth in the first paragraph of this Tenth Supplemental Indenture.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Global Security” has the meaning set forth in Section 2.01(d).

“Indenture” has the meaning set forth in the first paragraph of this Tenth Supplemental Indenture.

“Instructions” has the meaning set forth in Section 3.08.

“Interest Payment Date” has the meaning set forth in Section 2.02.

“Notes” has the meaning set forth in the Recitals.

“Original Indenture” has the meaning set forth in the first paragraph of this Tenth Supplemental Indenture.

“Original Issue Date” means the date or dates on which the Notes are issued.

“Par Call Date” has the meaning set forth in Section 2.04(a).

“Regular Record Date” means the March 1 or September 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment date.

“Stated Maturity” has the meaning set forth in Section 2.01(f).

“Tenth Supplemental Indenture” has the meaning set forth in the Recitals.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

“Trustee” has the meaning set forth in the first paragraph of this Tenth Supplemental Indenture.

“US Code” has the meaning set forth in Section 3.08.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Successors and Assigns.

All covenants and agreements in this Tenth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.04 Separability Clause.

In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.05 Benefits of Instrument.

Nothing in this Tenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Tenth Supplemental Indenture or the Indenture.

SECTION 1.06 Governing Law.

This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE II

7.25% Senior Notes due 2028

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Securities under the Indenture entitled “7.25% Senior Notes due 2028”.

(b) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A. The Notes, if in the form of a Global Security, shall include the legends set forth on the face of Exhibit A, substantially in the form so set forth.

(c) The Company shall issue the Notes in an aggregate principal amount of $400,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

(d) The Notes shall be initially issued in the form of one or more fully registered global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer in a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e) The Notes shall not have a sinking fund.

(f) The stated maturity of the principal of the Notes shall be March 13, 2028 (the “Stated Maturity”).

(g) The Notes shall be issued in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(h) The Notes shall be unsecured senior obligations of the Company and will rank equally in right of payment with all of its other existing and future unsecured senior indebtedness and senior in right of payment to all its existing and future subordinated indebtedness.

SECTION 2.02 Interest. The Notes shall bear interest at a rate equal to 7.25% per annum computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will accrue from March 13, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be until the principal thereof and premium, if any, is paid or made available for payment. Interest is payable semi-annually on March 13 and September 13 of each year (each, an “Interest Payment Date”), commencing September 13, 2023, to the Person in whose name the Notes were registered at the close of business on the immediately preceding Regular Record Date (except that payment of interest due at the Stated Maturity will be made to the Person to whom payment of the principal of the Notes will be made).

SECTION 2.03 Payment of Principal, Interest and Other Amounts.

(a) If any Interest Payment Date or other payment date falls on a day that is not a Business Day, the payment due on that date may be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from or after such Interest Payment Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(b) Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security.

Initially, the Paying Agent for the Notes will be The Bank of New York Mellon. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.04 Optional Redemption.

(a) Prior to February 13, 2028 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (0.45%) less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to the Redemption Date.

(c) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original note. For so long as the notes are held by The Depositary Trust Company, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(d) Notwithstanding Section 1104 of the Indenture, notice of the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. Promptly after the calculation of such Redemption Price, the Company shall give the Trustee notice thereof and the Trustee shall not be responsible for such calculation. Notwithstanding the foregoing, interest will be payable to Holders of the Notes on the Regular Record Date applicable to an Interest Payment Date falling on or before any Redemption Date.

(e) In the event that following the date hereof, there occurs a change in law or regulation or interpretation thereof and as a result thereof the Company or any agent thereof is required by law or regulation to pay any Additional Amounts pursuant to Section 1010 of the Indenture, then the Notes will be redeemable at the Company’s option, in whole but not in part, at any time upon not less than 10 nor more than 60 days’ notice given to the Holders as provided in this Section 204 at a Redemption Price equal to 100% of the principal amount of the Notes together with accrued interest thereon to the Redemption Date.

SECTION 2.05 Restrictive Covenants. Section 1009 of the Indenture (under the heading “Limitation Upon Creation of Liens on Voting Stock of Material Banking Subsidiaries”) shall not apply to the Notes.

SECTION 2.06 Events of Default.

(a) Section 501(5) of the Indenture shall not apply to the Notes.

(b) The events described in Sections 501(6) and 501(7) of the Indenture shall constitute an Event of Default with respect to the Notes only if they occur with respect to the Company and not with respect to any Material Banking Subsidiary.

SECTION 2.07 Execution, Authentication, Delivery and Dating.

(a) The first two paragraphs of Section 303 of the Base Indenture shall, with respect to the Notes, be replaced with the following:

“The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signa ture of any of these officers on the Securities may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

(b) The last paragraph of Section 303 of the Base Indenture shall, with respect to the Notes, be replaced with the following:

“No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, electronic or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Original Issue. The Notes may, upon execution of this Tenth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.02 Integral Part. This Tenth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 3.03 Priority. This Tenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Tenth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04 Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 3.05 Conflict with Trust Indenture Act. If and to the extent that any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 3.06 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

SECTION 3.07 Additional Amounts.

(a) Any amounts to be paid by the Company on the Notes shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “US Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the US Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the US Code (or any law implementing such an intergovernmental agreement), and the Company shall not be required to pay any additional amounts on account of such deduction or withholding.

(b) In order to comply with the US Code, the Company agrees (i) to provide to the Trustee upon its reasonable request information in the Company’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) necessary for the Trustee to determine whether it has tax related obligations under the US Code, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Tenth Supplemental Indenture to the extent necessary to comply with the US Code for which the Trustee shall not have any liability for its withholding or deduction from payment under this Tenth Supplemental Indenture to the extent necessary to comply with the US Code and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with the US Code; except to the extent such losses result from the bad faith, willful misconduct or gross negligence of the Trustee. The terms of this section shall survive the termination of this Tenth Supplemental Indenture.

SECTION 3.08 Electronic Communications. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Tenth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction; except to the extent such losses result from the bad faith, willful misconduct or gross negligence of the Trustee. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

POPULAR, INC.

By:	/s/ Carlos J. Vázquez
Name: Carlos J. Vázquez
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as the Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO POPULAR, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 733174 AL0

ISIN No. US733174AL01

Common Code 259913675

POPULAR, INC.

7.25% SENIOR NOTE DUE 2028

Popular, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION U.S. dollars or such other principal sum as shall be set forth on the Schedule of Increases and Decreases attached hereto on March 13, 2028 (the “Stated Maturity Date”) and to pay interest thereon, from March 13, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 13 and September 13 in each year, commencing September 13, 2023 (each, an “Interest Payment Date”), and at the Maturity of the principal hereof, until the principal hereof is paid or made available for payment.

The interest rate will be a rate equal to 7.25% per annum computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, the payment of interest due on that day may be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from or after such Interest Payment Date to the date of that payment on the next succeeding Business Day. Notwithstanding the foregoing, interest on any principal that is overdue shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first calendar day of March or September, as applicable (whether or not a Business Day, as such term is defined on the reverse hereof), immediately preceding such Interest Payment Date (a “Regular Record Date”) (except that payment of interest due at the Stated Maturity will be made to the Person to whom payment of the principal of this Security will be made). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Except as provided in the next paragraph, payment of any amount payable on this Security will be made in U.S. dollars at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof; provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on this Security will be made in U.S. dollars by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $10,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Paying Agent at its Corporate Trust Office, Attention: Corporate Trust Department, on or before the Regular Record Date preceding the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the Regular Record Date preceding the day on which such payment is to be made, in which case such revocation shall be effective for such payment and all later payments; provided that in the case of any payment due at Maturity of the principal of this Security to be effective any request for revocation must be made no later than the 15th day prior to the Maturity of the principal of this Security. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium (if any) or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. No interest shall accrue as a result of the delayed payment. The provisions of this paragraph shall apply to the Security in lieu of the provisions of Section 113 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual, electronic or facsimile signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

POPULAR, INC.

By:
Name:
Title:

[SEAL]

Attest:

By:
Name:
Title:

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), all issued and to be issued in one or more series under a senior indenture, dated as of February 15, 1995 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 8, 1997, the Second Supplemental Indenture, dated as of August 5, 1999, the Third Supplemental Indenture, dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, the Eighth Supplemental Indenture, dated as of July 1, 2014, the Ninth Supplemental Indenture, dated as of September 14, 2018, and the Tenth Supplemental Indenture, dated as of March 13, 2023 (the “Tenth Supplemental Indenture”) (together herein, with the Original Indenture, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), duly executed and delivered by the Company to The Bank of New York Mellon (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of FOUR HUNDRED MILLION U.S. dollars, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series of securities designated on the face hereof.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall mean $2,000 and any integral multiples of $1,000 in excess thereof.

For all purposes of this Security, the term “Business Day” means a day in which commercial banks settle payments and are open for general business other than a Saturday, a Sunday, a legal holiday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware or New York, New York, as applicable, are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

References in this Security to “U.S. dollars” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

Prior to February 13, 2028 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (0.45%) less (b) interest accrued to the Redemption Date; and

(2)

100% of the principal amount of the Securities to be redeemed, plus in each case, accrued and unpaid interest on the Notes to be redeemed to the Redemption Date. Notwithstanding Section 1104 of the Indenture, notice of the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to the Redemption Date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original note. For so long as the notes are held by The Depositary Trust Company, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

Promptly after the calculation of such Redemption Price, the Company shall give the Trustee notice thereof and the Trustee shall not be responsible for such calculation. If the Company redeems the Securities on or after the Par Call Date, the Securities will be redeemed at a Redemption Price equal to 100% of the principal amount of the Securities to be so redeemed, plus accrued and unpaid interest to the Redemption Date. Notwithstanding the foregoing, interest will be payable to Holders of the Securities on the Regular Record Date applicable to an Interest Payment Date falling on or before any Redemption Date.

In the event that following the date of the Tenth Supplemental Indenture, there occurs a change in law or regulation or interpretation thereof and as a result thereof the Company or any agent thereof is required by law or regulation to pay any Additional Amounts pursuant to Section 1010 of the Indenture, then the Securities of this series will be redeemable at the Company’s option, in whole but not in part, at any time upon not less than 10 nor more than 60 days’ notice given to the Holders as provided in Section 1104 of the Indenture at the principal amount of the Securities of this series together with accrued interest thereon to the Redemption Date.

Any amounts to be paid by the Company on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “US Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the US Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the US Code (or any law implementing such an intergovernmental agreement), and the Company shall not be required to pay any Additional Amounts on account of such deduction or withholding.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary. If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

Section 1009 of the Indenture shall not apply to the Securities of this series.

Section 501(5) of the Indenture shall not apply to the Securities of this series. The events described in Sections 501(6) and 501(7) of the Indenture shall constitute an Event of Default with respect to the Securities of this series only if they occur with respect to the Company and not with respect to any Material Banking Subsidiary.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of a series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	As tenants in common

TEN ENT	-	As tenants by the entireties

JT TEN	-	As joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)
Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed
NOTICE: Signature must be guaranteed.	Notice: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian